UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

HERC HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.

Bonita Springs, Florida 34134

(Address of principal executive offices and zip code)

(239) 301-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

On December 16, 2025, Herc Holdings Inc. (the “Company”) issued $600 million aggregate principal amount of its 5.750% senior unsecured notes due 2031 (the “2031 notes”) and $600 million of 6.000% senior unsecured notes due 2034 (the “2034 notes” and, together with the 2031 notes, the “notes”), under an Indenture, dated as of December 16, 2025 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and Truist Bank, as trustee (in such capacity, the “Trustee”).

Interest on the notes accrues at the rate of 5.750% per annum in the case of the 2031 notes and 6.000% per annum in the case of the 2034 notes and, in both cases, is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2026. The 2031 notes mature on March 15, 2031 and the 2034 notes mature on March 15, 2034.

The net proceeds of the offering of the notes, together with certain other borrowings by the Company, were used to redeem all $1,200 million in aggregate principal amount of the Company’s outstanding 5.50% Senior Notes due 2027 (the “2027 Notes”) and to pay related fees and expenses.

Ranking; Guarantees

The notes are the Company’s senior unsecured obligations, ranking equally in right of payment with all of the Company’s existing and future senior indebtedness, effectively junior to any of the Company’s existing and future secured indebtedness, including the Credit Agreements (as defined in the Indenture), to the extent of the value of the assets securing such indebtedness, and senior in right of payment to any of the Company’s existing and future subordinated indebtedness.

The notes are guaranteed on a senior unsecured basis, subject to limited exceptions, by the Company’s current and future domestic subsidiaries, including Herc Rentals Inc. The guarantees are senior unsecured obligations of the guarantors and rank equally in right of payment with all of the existing and future senior indebtedness of the guarantors, effectively junior to any existing and future secured indebtedness of the guarantors, including the Credit Agreements, to the extent of the value of the assets securing such indebtedness, and senior in right of payment to all existing and future subordinated indebtedness of the guarantors.

Redemption of the Notes

The Company may, at its option, redeem the 2031 notes, in whole or in part, at any time prior to March 15, 2028, at a price equal to 100% of the aggregate principal amount of the 2031 notes, plus the applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company also may, at its option, redeem the 2031 notes, in whole or in part, at any time (i) on or after March 15, 2028 and prior to March 15, 2029, at a price equal to 102.875% of the principal amount of the 2031 notes, (ii) on or after March 15, 2029 and prior to March 15, 2030, at a price equal to 101.438% of the principal amount of the 2031 notes and (iii) on or after March 15, 2030, at a price equal to 100.000% of the principal amount of the 2031 notes, in each case, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time on or prior to March 15, 2028, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the 2031 notes with the net cash proceeds of one or more equity offerings at a redemption price equal to 105.750% of the principal amount of the 2031 notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may, at its option, redeem the 2034 notes, in whole or in part, at any time prior to March 15, 2029, at a price equal to 100% of the aggregate principal amount of the 2034 notes, plus the applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company also may, at its option, redeem the 2034 notes, in whole or in part, at any time (i) on or after March 15, 2029 and prior to March 15, 2030, at a price equal to 103.000% of the principal amount of the 2034 notes, (ii) on or after March 15, 2030 and prior to March 15, 2031, at a price equal to 101.500% of the principal amount of the 2034 notes and (iii) on or after March 15, 2031, at a price equal to 100.000% of the principal amount of the 2034 notes, in each case, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time on or prior to March 15, 2029, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the 2034 notes with the net cash proceeds of one or more equity offerings at a redemption price equal to 106.000% of the principal amount of the 2034 notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Covenants

The Indenture governing the notes contains certain covenants applicable to the Company and its restricted subsidiaries, including limitations on: (1) indebtedness; (2) restricted payments; (3) liens; (4) dispositions of proceeds from asset sales; (5) transactions with affiliates; (6) dividends and other payment restrictions affecting restricted subsidiaries; (7) designations of unrestricted subsidiaries; and (8) mergers, consolidations and sale of assets. Upon the occurrence of certain events constituting a change of control triggering event, the Company is required to make an offer to repurchase all of the notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to, but excluding, the repurchase date.

If the Company sells assets under certain circumstances, it must use the proceeds to make an offer to purchase the notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Events of Default

The Indenture also provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

The description above is qualified in its entirety by the Indenture (including the form of notes), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment No. 1 to Credit Agreement

Effective as of December 10, 2025, the Company, the other Loan Parties party thereto, the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) entered into an amendment (the “Amendment”) to that certain credit agreement, dated as of June 2, 2025 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), by and among the Company, the Lenders and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Amendment or Credit Agreement, as applicable.

The Amendment, among other changes, reduces the interest rate margin applicable thereunder to 1.75%, in the case of Term SOFR Term Loans, and 0.75% in the case of Base Rate Term Loans. The total loans outstanding under the Credit Agreement as of the effective date of the Amendment of $750,000,000.00 remained unchanged. The obligations under the Credit Agreement continue to be guaranteed on a secured basis by the Company and each Guarantor on the same terms and subject to the same exceptions as the Existing Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 16, 2025, the Company completed the redemption in full of all of the $1,200 million aggregate principal amount of issued and outstanding 2027 Notes at a redemption price of 100.00% of the outstanding aggregate principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, the Indenture, dated as of July 9, 2019 (as amended and supplemented, the “2027 Notes Indenture”), by and among the Company, the guarantors party thereto and Computershare Trust Company, National Association, as successor-in-interest to Wells Fargo Bank, National Association, as trustee, was satisfied and discharged and the Company and guarantors have no further obligations under the 2027 Notes, the related guarantees or the 2027 Notes Indenture.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 relating to the notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

Exhibit 4.1	Indenture (including the form of notes), dated as of December 16, 2025, among Herc Holdings Inc., the subsidiary guarantors party thereto, and Truist Bank.

Exhibit 10.1	Amendment No. 1 to Credit Agreement, dated as of December 10, 2025, by and among Herc Holdings Inc., the other Loan Parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Mark Humphrey
Name:	Mark Humphrey
Title:	Senior Vice President and Chief Financial Officer

Date: December 16, 2025